EXHIBIT 10.5

STAGE STORES, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT is made effective as of the _____ day of __________, 20_____ (the "Effective Date"), by and between STAGE STORES, INC., a Nevada corporation (hereinafter called the "Company"), and __________, an employee of the Company, its subsidiaries or its affiliates (hereinafter called the "Employee").

WHEREAS, the Board of Directors of the Company (the "Board") has adopted the Stage Stores, Inc. Amended and Restated 2001 Equity Incentive Plan (the "Plan"); and

WHEREAS, the Company considers it desirable and in the Company's best interests that the Employee be given an opportunity to acquire Common Shares in furtherance of the Plan to provide incentive for the Employee to remain an employee of the Company, its subsidiaries or its affiliates and to promote the growth, earnings and success of the Company.

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

1.           GRANT OF RESTRICTED STOCK.  The Company hereby grants to Employee as of the Effective Date a restricted stock award of __________ shares (the “Restricted Stock Award”) of the Company’s presently authorized voting common stock, par value $0.01 (the “Common Shares”), pursuant to the terms and conditions contained herein and the terms and conditions of the Plan.

2.           PERIOD OF RESTRICTION.  The Employee will become fully vested with respect to this Restricted Stock Award based on the schedule below, provided the Employee continuously serves as an employee of the Company at all times beginning with the date of this Agreement and continuing until ___________, 20___ (the “Restricted Period”).

Cumulative Portion
Vesting Date	Shares Vest
_________	One-Third
_________	Two-Thirds
_________	Three-Thirds

However, the shares will fully vest if employee is terminated by the Company without cause or if employee terminates his employment by “resignation with good reason” prior to ________, 20___.

3.           SHAREHOLDER RIGHTS.  During the Restricted Period, the Restricted Stock Award will be held in book name by the Company.  Subject to the terms of this Agreement, the Employee shall have all rights of a shareholder with respect to the Restricted Stock Award during the Restricted Period, including the right to vote and receive dividends, if any, on the Restricted Stock Award, provided that the Restricted Stock Award has not been forfeited to the Company pursuant to Section 4 below.

4.           TERMINATION OF EMPLOYMENT.  If during the Restricted Period Employee’s employment with the Company terminates for any reason whatsoever, the Employee shall, for no consideration, forfeit to the Company (as of the date of termination of employment) all of the Employee’s right, title and interest in and to the Restricted Stock Award.

If the Employee has been continuously employed with the Company since the Effective Date and should, while in such employment, (i) die, (ii) terminate such employment by reason of Disability, or (iii) terminate such employment due to retirement, all restrictions shall be cancelled and the Restricted Stock Award shall be fully vested.  For purposes of this Agreement, the determination of whether termination is due to retirement shall be made by the Committee in its sole and absolute discretion.

6.           ISSUANCE OF COMMON SHARES.

  (a)           Upon the expiration of the Restricted Period without forfeiture, the Company shall cause a certificate or certificates to be issued to the Employee for the number of Common Shares under the Restricted Stock Award.  Common Shares issued pursuant to this Agreement which have not been registered with the Securities and Exchange Commission shall bear the following legend:

The Securities represented by this Certificate have not been registered under the United States Securities Act of 1933 (the "Act") and are “restricted securities” as that term is defined in Rule 144 under the Act.  The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

  (b)           The Company shall not be required to transfer or deliver any certificate or certificates for Common Shares under this Agreement:  (i) until after compliance with all then applicable requirements of law; and (ii) prior to admission of the Common Shares to listing on any stock exchange on which the Common Shares may then be listed.  In no event shall the Company be required to issue fractional shares to the Employee or her successor.

7.           GENERAL RESTRICTIONS.  The grant of the Restricted Stock Award under this Agreement shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the shares of Common Shares subject or related thereto upon any securities exchange or under any state or Federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Employee with respect to the disposition of Common Shares is necessary or desirable as a condition of, or in connection with, the issuance of Common Shares thereunder, then the issuance of the Common Shares may not be consummated in whole or in part unless the listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

8.           ASSIGNMENT.  The rights under this Agreement shall not be assignable or transferable by the Employee, except by will or by the laws of descent and distribution.  Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the rights under this Agreement contrary to the provisions hereof shall be null and void and without effect.

9.           WITHHOLDING TAXES.  Whenever the Company proposes or is required to issue or transfer Common Shares under this Agreement, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for the Common Shares.  Alternatively, the Company may issue or transfer the Common Shares net of the number of shares sufficient to satisfy the withholding tax requirements.  For withholding tax purposes, the Common Shares shall be valued on the date the withholding obligation is incurred.

10.         RIGHT TO TERMINATE EMPLOYMENT.  Nothing in this Agreement shall confer upon the Employee the right to continue in the employment of the Company, its subsidiaries or its affiliates or affect any right which the Company, its subsidiaries or its affiliates may have to terminate the employment of the Employee.

11.         ADJUSTMENTS.  In the event of any change in the outstanding common stock of the Company by reason of stock splits, reverse stock splits, stock dividends or distributions, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares or the like, the Board shall appropriately adjust the number of Common Shares issuable under this Agreement, and any and all other matters deemed appropriate by the Board.

12.         STOCK RESERVED.  The Company shall at all times during the term of this Agreement reserve and keep available the number of Common Shares necessary and sufficient to satisfy the terms of this Agreement.

13.         SEVERABILITY.  Every part, term or provision of this Agreement is severable from the others.  Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Agreement has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

14.         NOTICE.  Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Company or the Employee at their last known address.

15.         GOVERNING LAW.  This Agreement shall be construed in accordance with and governed by the applicable Federal law and, to the extent otherwise applicable, the laws of the State of Nevada.

16.         HEADINGS.  The headings in this Agreement are for convenience only and shall not be used to interpret or construe the provisions.

17.         BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

18.         INCORPORATION OF PLAN.  The Restricted Stock Award is granted pursuant to the terms of the Plan, which is incorporated herein by reference, and this Agreement shall in all respects be interpreted in accordance with the Plan.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.  All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

IN WITNESS WHEREOF, the parties hereto have caused this Restricted Stock Award Agreement to be executed as of the Effective Date.

"COMPANY"	STAGE STORES, INC.,

____________________________________________
__________________, _____________________

"EMPLOYEE"	____________________________________________
______________________, an individual

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